Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

AGRIUM INC.

Increased Offer by NORTH ACQUISITION CO.,

its Wholly-Owned Subsidiary

to

Exchange Each Outstanding Share of Common Stock

(Including the Associated Series A Junior Participating Preferred Stock Purchase Rights)

of

CF INDUSTRIES HOLDINGS, INC.

for

$35.00 in Cash and 1.0 Common Share of Agrium Inc.

or

1.8685 Common Shares of Agrium Inc.

or

$75.30 in Cash

subject, in the case of an all-cash election or an all-stock election, to the proration procedures described in the prospectus/offer to exchange and the related letter of election and transmittal.

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MAY 19, 2009, UNLESS EXTENDED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.

The exchange agent for the Offer is:

BNY MELLON SHAREOWNER SERVICES

By Mail:	By Facsimile Transmission (For Eligible Institutions Only):	By Registered Mail, Hand or Courier:
BNY Mellon Shareowner Services Attn: Corporate Actions P.O. Box 3301 South Hackensack, NJ 07660	Facsimile: (201) 680-4626 For Confirmation Only, Please Call: (201) 680-4860 For Lost Securities Referrals, Please Call: (877) 296-3711 (within the U.S.) or (201) 680-6578 (outside the U.S.)	BNY Mellon Shareowner Services Attn: Corporate Actions— 27th Floor 480 Washington Blvd. Jersey City, NJ 07310

This form of Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used by stockholders desiring to tender shares of common stock of CF Industries Holdings, Inc., a Delaware corporation (“CFI”), par value $0.01 per share (including the associated Series A Junior Participating Preferred Stock purchase rights, the “Shares”), pursuant to the Offer (as defined below) if certificates evidencing such Shares are not immediately available or cannot otherwise be delivered with all other required documents to the exchange agent prior to the expiration date of the Offer or if the procedure for book-entry transfer cannot be completed on a timely basis. In all cases, North Acquisition Co. will exchange Shares tendered and accepted for exchange pursuant to the Offer only after timely receipt by the exchange agent of certificates for Shares (or timely confirmation of a book-entry transfer of such shares into the exchange agent’s account at the Depository Trust Company (“DTC”)), a properly completed and duly executed Letter of Election and Transmittal (as defined below) (or an agent’s message in connection with a book-entry transfer) and any other required documents pursuant to the guaranteed delivery procedures set forth herein. Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission to a facsimile number other than the one listed above will not constitute valid delivery to the exchange agent.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Election and Transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Election and Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to North Acquisition Co., a Delaware corporation (“Offeror”) and a wholly-owned subsidiary of Agrium Inc., a corporation governed by the Canada Business Corporations Act (“Agrium”), upon the terms and subject to the conditions set forth in the prospectus/offer to exchange, dated March 30, 2009 (the “Prospectus”), and the related letter of election and transmittal (the “Letter of Election and Transmittal”), which together, as each may be amended, supplemented or otherwise modified from time to time, constitute the “Offer,” receipt of which is hereby acknowledged, the number of Shares set forth below, pursuant to the guaranteed delivery procedures set forth below under the heading “Guaranteed Delivery Procedures.” Such tenders are subject to the elections specified below under the heading “Exchange Offer Election,” or if no election is specified, will be deemed tendered with no election. See “The Offer—Consequences of Tendering with No Election” in the Prospectus. Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus.

Number of Shares Tendered:

Name of Registered Holder(s):

Address(es):

Telephone Number(s) (with area code(s)):

Signature(s):

Dated:

☐        CHECK HERE IF TENDERED SHARES WILL BE DELIVERED BY BOOK-ENTRY TRANSFER TO THE EXCHANGE AGENT’S ACCOUNT AT DTC AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN DTC MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution:

Account Number:

Transaction Code Number:

EXCHANGE OFFER ELECTION

This section must be completed if you desire to elect the type of consideration to be received in exchange for the Shares being tendered hereby. Please note that, as described in the Prospectus, CFI stockholders electing the Cash Consideration or the Stock Consideration are subject to proration if holders of Shares, in the aggregate, elect to receive more than the aggregate amount of cash consideration or stock consideration to be paid in the Offer. See “The Offer—Elections and Proration” in the Prospectus for a detailed description of the proration procedure. If you do not properly make an election, you will be deemed to have tendered without an election, and the tendered Shares will be treated as described in “The Offer—Consequences of Tendering with No Election” in the Prospectus.

The undersigned elects to receive the consideration indicated below. The undersigned acknowledges that failure to properly make an election will result in the undersigned being deemed to have made no election. See “The Offer—Consequences of Tendering with No Election” in the Prospectus.

____________	NUMBER OF SHARES TENDERED FOR $35.00 IN CASH, WITHOUT INTEREST, AND 1.0 COMMON SHARE OF AGRIUM, SUBJECT TO THE PAYMENT OF CASH IN RESPECT OF FRACTIONAL SHARES.

____________	NUMBER OF SHARES TENDERED FOR 1.8685 COMMON SHARES OF AGRIUM, SUBJECT TO PRORATION AND THE PAYMENT OF CASH IN RESPECT OF FRACTIONAL SHARES.

____________	NUMBER OF SHARES TENDERED FOR $75.30 IN CASH, WITHOUT INTEREST, SUBJECT TO PRORATION.

†	ANY SHARES TENDERED BUT FOR WHICH NO ELECTION IS MADE ABOVE WILL BE DEEMED TO HAVE BEEN TENDERED WITHOUT AN ELECTION, AND THE TENDERED SHARES WILL BE TREATED AS DESCRIBED IN “THE OFFER—CONSEQUENCES OF TENDERING WITH NO ELECTION” IN THE PROSPECTUS.

GUARANTEED DELIVERY PROCEDURES

CFI stockholders desiring to tender Shares pursuant to the Offer but whose certificates are not immediately available or cannot otherwise be delivered with all other required documents to the exchange agent prior to the expiration date or who cannot complete the procedure for book-entry transfer on a timely basis, may nevertheless tender Shares, as long as all of the following conditions are satisfied:

•	the tender is by or through an eligible institution;

•

a properly completed and duly executed form of this Notice of Guaranteed Delivery, or a form substantially equivalent to this form, is received by the exchange agent as provided below on or prior to the expiration date; and

•

the certificates for all tendered Shares (or a confirmation of a book-entry transfer of such shares into the exchange agent’s account at DTC), in proper form for transfer, together with a properly completed and duly executed Letter of Election and Transmittal with any required signature guarantees (or, in the case of a book-entry transfer, an agent’s message) and all other documents required by the Letter of Election and Transmittal are received by the exchange agent at one of its addresses on the cover hereof within three (3) New York Stock Exchange trading days after the date of execution of such notice of guaranteed delivery.

A CFI stockholder may deliver this Notice of Guaranteed Delivery by hand, facsimile transmission or mail to the exchange agent at one of its addresses on the cover hereof. The notice must include a guarantee by an eligible institution in the form set forth herein.

In all cases, Offeror will exchange Shares tendered and accepted for exchange pursuant to the Offer only after timely receipt by the exchange agent of certificates for Shares (or timely confirmation of a book-entry transfer of such shares into the exchange agent’s account at DTC), a properly completed and duly executed Letter of Election and Transmittal (or an agent’s message in connection with a book-entry transfer) and any other required documents.

THE GUARANTEE BELOW MUST BE COMPLETED.

GUARANTEE

(Not to Be Used for Signature Guarantees)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Agents Medallion Program or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), hereby (a) represents that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) represents that such tender of Shares complies with Rule 14e-4, and (c) guarantees delivery to the exchange agent of the Shares tendered hereby, in proper form for transfer, or a book-entry confirmation, together with a properly completed and duly executed Letter of Election and Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an agent’s message (as defined in the Prospectus) in the case of a book-entry delivery, and any other required documents within three (3) New York Stock Exchange trading days of the date hereof.

The eligible guarantor institution that completes this form must communicate the guarantee to the exchange agent and must deliver the Letter of Election and Transmittal and certificates for Shares to the exchange agent within the time period set forth above. Failure to do so could result in a financial loss to such eligible guarantor institution.

__________________________________________________________________________

(Name of Firm)

__________________________________________________________________________

(Address)

__________________________________________________________________________

(Zip Code)

__________________________________________________________________________

(Area Code and Telephone Number)

__________________________________________________________________________

(Authorized Signature)

__________________________________________________________________________

(Name)

__________________________________________________________________________

(Title)

Dated: ______________

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH A LETTER OF ELECTION AND TRANSMITTAL.